Exhibit 2.2

SHAREHOLDER SUPPORT AGREEMENT

This SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”) is entered into as of September 14, 2008, by and among Best Buy Co., Inc., a Minnesota corporation (“Parent”), Puma Cat Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and the holders of capital stock of Napster, Inc., a Delaware corporation (“Company”) identified on Exhibit A attached hereto (each a “Shareholder,” and collectively the “Shareholders”).

RECITALS

In order to induce Parent and Merger Sub to enter into that certain Agreement and Plan of Merger, dated as of even date herewith, by and among Parent, Merger Sub and Company (as amended from time to time, the “Merger Agreement”), Merger Sub has requested that the Shareholders, and the Shareholders have agreed to, enter into this Agreement.

As of the date hereof, each Shareholder is the holder of the shares of Company capital stock and/or options to purchase shares of Company capital stock listed opposite such Shareholder’s name on Exhibit A.

Capitalized terms used but not separately defined herein shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

Agreement to Tender

Section 1.01           Agreement to Tender.  Each Shareholder agrees to validly tender or cause to be validly tendered pursuant to and in accordance with the terms of the Offer all of the shares of Company capital stock that such Shareholder owns as of the date hereof, as well as any additional shares of Company capital stock that such Shareholder may own, whether acquired by purchase, exercise of Options or otherwise, at any time after the date hereof (collectively, the “Shareholder Shares”). Within ten (10) business days after the commencement of the Offer (or within ten (10) business days after any Shareholder Shares are acquired by Shareholder during pendency of the Offer, if later), each Shareholder shall deliver to the depositary designated in the Offer all documents or instruments required to be delivered pursuant to the terms of the Offer.  Each Shareholder agrees that, once its Shareholder Shares are tendered, such Shareholder will not withdraw any of such Shareholder Shares from the Offer, unless and until (i) the Offer shall have been terminated by Merger Sub in accordance with the terms of the Merger Agreement or (ii) this Agreement shall have been terminated in accordance with Section 6.01.

ARTICLE 2

Voting Agreement; Grant of Proxy

Section 2.01           Voting Agreement.

(a)           Until the Termination Date (as defined in Section 6.01 hereof), each Shareholder hereby agrees to vote or cause to be voted all Shareholder Shares that such Shareholder is entitled to vote at the time of any vote of the shareholders of Company where such matters arise (i) in favor of the approval and adoption of the Merger Agreement and the Merger, (ii) against any proposal or transaction which could prevent or delay the consummation of the Merger, and (iii) against any corporate action which would frustrate the purposes of, or prevent or delay the consummation of, the Merger.

(b)           If any shareholder vote in respect of the Merger Agreement or the Merger is taken by written consent, the provisions of this Agreement imposing obligations in respect of or in connection with any vote of shareholders shall apply thereto.

(c)           Each Shareholder shall retain at all times the right to vote his or her Shareholder Shares in such Shareholders’ sole discretion and without any other limitation on those matters other than those set forth in this Section 2.01 that are at any time or from time to time presented for consideration to the Company’s shareholders generally.

Section 2.02           Proxy.  Except with respect to any proxy delivered in connection with the Company’s 2008 annual meeting of shareholders and then only to the extent such proxy is not inconsistent with the voting agreement set forth in Section 2.01 above, each Shareholder hereby revokes any and all previous proxies granted with respect to the Shareholder Shares. By entering into this Agreement, each Shareholder hereby grants a limited irrevocable proxy, within the meaning of the DGCL, appointing Merger Sub as such Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Shareholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in such manner and upon and limited to only those matters described in Section 2.01 above, as Merger Sub or its proxy or substitute shall, in Merger Sub’s sole discretion, deem proper with respect to the Shareholder Shares. The proxy granted by each Shareholder pursuant to this Section 2.02 is irrevocable and is granted in consideration of Merger Sub’s entering into the Merger Agreement, and such irrevocable proxy shall remain in effect until the Termination Date, notwithstanding the death or incapacity of such Shareholder.  Such proxy shall be revoked on the Termination Date.  Each Shareholder intends this limited proxy to be irrevocable and will take such further action and execute such other instruments as may be necessary to effectuate the intent of such proxy, including, without limitation, filing written notice thereof with the secretary of the Company or permitting Merger Sub, as such Shareholder’s attorney-in-fact, to file a copy of this Agreement with the secretary of the Company.

Section 2.03           Capacity.  Each Shareholder is only obligating himself or herself in his or her capacity as a shareholder of the Company and not agreeing to take any action or forego taking any action in his or her capacity as an officer or director of the Company.  Nothing contained in this Agreement shall be construed to prohibit any Shareholder, solely in such Shareholder’s capacity as an officer or director of the Company, from discharging such Shareholder’s obligations as an officer or director, including, but not limited to, the exercise of fiduciary duties under applicable law and all actions permitted under Section 5.10 of the Merger Agreement.

Section 2.04           Shareholder Obligations Several and Not Joint.  The obligations of each Shareholder hereunder shall be several and not joint and no Shareholder shall be liable for any breach of the terms of this Agreement by any other Shareholder.

ARTICLE 3

Representations and Warranties of Shareholders

Each Shareholder represents and warrants to Merger Sub that:

Section 3.01           Valid Title.  There are no restrictions on Shareholder’s voting rights or rights of disposition with respect to the Shareholder Shares, except securities Law requirements.  None of the Shareholder Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Shareholder Shares (other than this Agreement).

Section 3.02           Binding Effect.  Assuming due and valid execution and delivery by Parent and Merger Sub, this Agreement is the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally.  The execution and delivery by Shareholder of this Agreement does not, and the performance by Shareholder of Shareholder’s obligations under this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except where the failure to obtain such consent, approval, authorization or permit would not materially interfere with Shareholder’s ability to perform its obligations hereunder.

Section 3.03           Ownership of Company Securities.  The shares of Company capital stock and options to purchase shares of Company capital stock set forth next to Shareholder’s name on Exhibit A hereto are the only securities of Company beneficially owned by Shareholder.

Section 3.04           Power and Authority.  If Shareholder is an individual, Shareholder has the full legal right and capacity to execute and deliver this Agreement, perform Shareholder’s obligations hereunder and consummate the transactions contemplated under this Agreement.  If Shareholder is not an individual, Shareholder (i) is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, (ii) has the requisite power and authority to carry on its business as it is now being conducted, and (iii) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein.

Section 3.05           Conflicting Obligations.  The execution and delivery of this Agreement and the performance of Shareholder’s obligations hereunder do not, except to an extent that would not materially interfere with Shareholder’s ability to perform its obligations hereunder, (i) conflict with or violate any organizational or formation document of Shareholder, (ii) conflict with or violate any law, rule, regulation, order, judgment, writ, injunction, notice or decree applicable to Shareholder or by which any property or asset of Shareholder is bound or affected, (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, loan or credit agreement, franchise or other instrument or obligation, which may reasonably be expected to result in a transfer of ownership or voting control of any of such Shareholder’s Shares, (iv) result in the creation of a lien or other encumbrance on any of such Shareholder’s Shares, or (v) violate any applicable Law.

ARTICLE 4

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to Shareholders that:

Section 4.01           Corporate Power and Authority.  Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the performance hereof have been duly authorized by the board of directors of each of Parent and Merger Sub and no other corporate action on the part of either Parent or Merger Sub is necessary to authorize the execution, delivery or performance by Parent or Merger Sub of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding Agreement of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights generally.

ARTICLE 5

Covenants of Shareholders

Each Shareholder hereby covenants and agrees that:

Section 5.01           No Proxies for, Sale of or Encumbrances on Shareholder Shares.  Except pursuant to the terms of this Agreement and except with respect to any proxy delivered in connection with the Company’s 2008 annual meeting of shareholders and then only to the extent such proxy is not inconsistent with the voting agreement set forth in Section 2.01 above, prior to the Termination Date, Shareholder shall not, without the prior written consent of Merger Sub, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shareholder Shares, or (b) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, transfer, encumbrance or other disposition of, any Shareholder Shares during the term of this Agreement.  Notwithstanding the foregoing, Shareholder may transfer the Shareholder Shares (A) to a family member or trust for estate planning purposes, provided that, as a condition to any such transfer to a family member or trust, the transferee has agreed with Parent in writing to be bound by the terms of this Agreement (including granting a proxy as contemplated hereby) and to hold such Shareholder Shares subject to all the terms and provisions of this Agreement, (B) to the Company in connection with the vesting of any restricted stock award and in accordance with the terms of the applicable stock incentive plan.  Shareholder shall not seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding.

ARTICLE 6

Miscellaneous

Section 6.01           Termination.  This Agreement shall terminate automatically, without any notice or other action by any party, upon the earliest to occur of (x) the Acceptance Date, (y) the consummation of the Merger, or (z) the termination of the Merger Agreement.  Each Shareholder shall also have the right to terminate this Agreement immediately following (i) any change in the nature of the consideration payable in the Offer or the Merger, (ii) any decrease in consideration payable in the Offer or the Merger or (iii) any increase in the consideration payable to holders of Shareholder Shares that is not made equally available to holders of all shares of Company capital stock of the same class or series.  The date of any termination of this Agreement in accordance with this Section 6.01 shall be referred to herein as the “Termination Date”.  Notwithstanding the foregoing, nothing set forth in this Section 6.01 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limits the liability of any party hereto, for any breach of this Agreement.  In the event that this Agreement is terminated in accordance with its terms, Parent and Merger Sub will cause the Shareholder Shares to be promptly returned to Shareholder.

Section 6.02           Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 6.03           Additional Agreements.  Subject to the terms and conditions of this Agreement,

each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to effectuate the intent of this Agreement, provided that no such action shall expand or otherwise alter the obligations of Shareholder hereunder.

Section 6.04           Specific Performance.  The parties hereto agree that Merger Sub would suffer irreparable damage if for any reason any Shareholder failed to perform any of such Shareholder’s obligations under this Agreement, and that Merger Sub would not have an adequate remedy at law in such event. Accordingly, Merger Sub shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by any Shareholder. This provision is without prejudice to any other rights that Merger Sub may have against each Shareholder for any failure to perform such Shareholder’s obligations under this Agreement.

Section 6.05           Notices.  All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

Section 6.06           Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 6.07           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided, further, that Merger Sub may assign its rights and obligations to any affiliate of Merger Sub without any such consent.

Section 6.08           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

Section 6.09           Counterparts/Electronic Transmission.  This Agreement may be executed in one or more counterparts, any of which may be executed and transmitted by facsimile or other electronic method, and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:

BEST BUY CO., INC.

	By:	/s/ DAVID J. MORRISH
David J. Morrish
Executive Vice President, Connected Digital
Solutions

Notice Address:		Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, MN 55423
Attention: Todd G. Hartman, Esq.
Facsimile: (612) 292-2323

With a copy to:		Robins, Kaplan, Miller & Ciresi L.L.P.
2800 LaSalle Plaza
800 LaSalle Avenue
Minneapolis, MN 55402-2015
Attention: John R. Houston, Esq.
Facsimile: (612) 339-4181

Shareholder Support Agreement

MERGER SUB:

PUMA CAT ACQUISITION CORP.

	By:	/s/ DAVID J. MORRISH
David J. Morrish
Chief Executive Officer

Notice Address:		Puma Cat Acquisition Corp.
c/o Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, MN 55423
Attention: Todd G. Hartman, Esq.
Facsimile: (612) 292-2323

With a copy to:		Robins, Kaplan, Miller & Ciresi L.L.P.
2800 LaSalle Plaza
800 LaSalle Avenue
Minneapolis, MN 55402-2015
Attention: John R. Houston, Esq.
Facsimile: (612) 339-4181

Shareholder Support Agreement

SHAREHOLDER:

/s/ CHRISTOPHER ALLEN
Christopher Allen

Notice Address:	Christopher Allen
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

SHAREHOLDER:

/s/ VERNON E. ALTMAN
Vernon E. Altman

Notice Address:	Vernon E. Altman
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

SHAREHOLDER:

/s/ AILEEN ATKINS
Aileen Atkins

Notice Address:	Aileen Atkins
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

SHAREHOLDER:

/s/ RICHARD J. BOYKO
Richard J. Boyko

Notice Address:	Richard J. Boyko
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

SHAREHOLDER:

/s/ SUZANNE M. COLVIN
Suzanne M. Colvin

Notice Address:	Suzanne M. Colvin
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

SHAREHOLDER:

/s/ BRADFORD D. DUEA
Bradford D. Duea

Notice Address:	Bradford D. Duea
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

SHAREHOLDER:

/s/ WM. CHRISTOPHER GOROG
Wm. Christopher Gorog

Notice Address:	Wm. Christopher Gorog
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

SHAREHOLDER:

/s/ PHILIP J. HOLTHOUSE
Philip J. Holthouse

Notice Address:	Philip J. Holthouse
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

SHAREHOLDER:

/s/ JOSEPH C. KACZOROWSKI
Joseph C. Kaczorowski

Notice Address:	Joseph C. Kaczorowski
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

SHAREHOLDER:

/s/ ROSS LEVINSOHN
Ross Levinsohn

Notice Address:	Ross Levinsohn
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

SHAREHOLDER:

/s/ BRIAN C. MULLIGAN
Brian C. Mulligan

Notice Address:	Brian C. Mulligan
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

SHAREHOLDER:

/s/ ROBERT RODIN
Robert Rodin

Notice Address:	Robert Rodin
c/o Napster, Inc.
9044 Melrose Avenue,
Los Angeles, CA 90069
Facsimile: (310) 281-5121

Shareholder Support Agreement

EXHIBIT A

Shareholder	Stock Options	Unvested Restricted Stock Awards	Common Stock
Christopher Allen	0	400,000	33,775
Vernon E. Altman	43,750	5,859	3,516
Aileen Atkins	75,000	261,250	28,245
Richard J. Boyko	50,000	5,859	5,516
Suzanne M. Colvin	0	235,355	29,218
Bradford D. Duea	257,394	288,697	77,223
Wm. Christopher Gorog	1,755,267	957,858	381,149
Philip J. Holthouse	31,250	5,859	13,516
Joseph C. Kaczorowski	60,000	7,031	11,719
Ross Levinsohn	0	10,546	5,079
Brian C. Mulligan	38,750	7,031	11,719
Robert Rodin	60,000	7,031	28,622

A-1